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                                                                   Exhibit 10.19

                             FORM OF LABOR CONTRACT

     PARTY A: CHINA FINANCE ONLINE (BEIJING) CO., LTD.

     Address: Suites 610B & 605 Peace Mansion, 23 Jinrong Avenue,
     Xicheng District, Beijing

     PARTY B:
     Gender:
     Date of birth:
     Home address:
     Mailing address:
     Telephone:
     Zip code:
     ID Card No.:

     In accordance with the Labor Law of the People's Republic of China, Regulations on Labor Contracts for Beijing Municipality, and related laws and regulations, Party A and Party B hereby enter into this Labor Contract with respect to Party A's employment of Party B upon consultation on the basis of equality and free will. Both Party A and Party B shall comply with the terms hereof.

CHAPTER I. TERM

Clause 1. The term of this Contract is one year. It will become effective on _____(month) / ____(day) / ____ (year) and terminate on _____(month) / ____(day)
/ ____ (year). A new labor contract shall be signed upon expiration of this Contract.

CHAPTER II. WORK DUTIES

Clause 2. Party A agrees that Party B shall work in the ________________ department of Party A. Party A may rearrange Party B's position according to Party A's work needs.

Clause 3. The work and duties of Party B are defined under relevant regulations of Party A.

CHAPTER III. WORKING HOURS

Clause 4. Party A may arrange for Party B the number of working days per week and the number of working hours per day according to work needs. The arrangement is not fixed and may be readjusted from time to time according to work needs.

Clause 5. Party A may extend Party B's working hours according to the characteristics of the position and customers' needs. Party B may extend working hours based on work arrangements by himself or herself or by the department.

Clause 6. Party A shall provide explanation to Party B if Party A needs to arrange work for Party B on off-days or legal holidays; Party B shall cooperate with Party A if there are no special circumstances. Party B may arrange to work during the aforesaid period based on work arrangements by himself or herself or by the department.



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CHAPTER IV. REMUNERATION, SOCIAL WELFARE, OTHER SUBSIDIES, AND SEVERANCE PAY

Clause 7. Party A shall compensate for Party B's work based on the principle of distribution according to actual work and correlation of benefits with responsibilities.

7.1 The remunerations shall be determined by Party A and Party B through consultation. The remunerations of Party B includes 20% for basic salary, 30% for bonus, 10% for position-based allowance, 10% for expenses for books and newspapers, 7.5% for transportation subsidy, 2.5% for food subsidy, 15% for labor protection, 2.5% for inflation subsidy, and 2.5% for medical subsidy.

7.2 Social security and welfare. Party A shall contribute on Party B's behalf to the "four insurances and one fund," namely medical insurance for serious illnesses, workers' compensation, unemployment insurance, retirement insurance, and public accumulation fund for housing. The base contribution shall be equal to Party B's base salary. Party B shall provide his or her dossier or follow other relevant procedures at the request of Party A. If Party A is unable to make the aforesaid contribution on Party B's behalf because of Party B's failure to provide the dossier or follow other relevant procedures due to his or her own cause, the contribution payments shall be given to Party B directly.

7.3 Other subsidies. Apart from the remunerations, social security and welfare set forth under 7.1 and 7.2, Party A shall give attendance bonus, living subsidy, books and newspapers subsidy, transportation subsidy to Party B according to the business conditions of Party A and the job performance as well as living and commute circumstances of Party B and so forth. Given the practical considerations that the base level of "the four insurances and one fund" may only be adjusted once a year in Beijing and that the employees of Party A tend to switch jobs relatively frequently, Party A shall pay Party B directly the amount for the "four insurances and one fund" contribution and leave to Party B himself or herself to submit the contribution. If Party B wishes the company to submit the contributions instead, Party B shall apply in writing to have Party A withhold his or her income on a monthly basis and submit the withheld amount in a lump sum the next year.

7.4 Severance compensation. If Party A terminates the labor contract in advance, Party A shall not pay Party B attendance bonus, welfare subsidy, books and newspapers subsidy, transportation subsidy and "subsidy for the four insurances and one fund". Under these conditions, Party A shall pay Party B a severance compensation based on Party B's monthly base salary pursuant to relevant regulations under the Labor Law.

Clause 8. Party A shall pay Party B the last month's remuneration before the fifth day of every month.

Clause 9. Party A may readjust Party B's remuneration level, department, position, title and work on a regular or irregular basis according to the job performance of Party B and the business conditions of Party A.

Clause 10. Party A shall follow relevant rules and regulations according to the actual characteristics of Party A's business, when Party A arranges to have Party B extend working hours or work during off days or holidays based on work needs.

Clause 11. The salary paid by Party A to Party B shall not be lower than the minimum wage standard for Beijing Municipality.

Clause 12. When working for Party A, Party B shall be responsible for his or her own personal income tax, and Party A shall withhold the income tax for Party B.

CHAPTER V. LABOR PROTECTION AND LABOR CONDITIONS



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Clause 13. Party A shall provide Party B with a working environment that can guarantee the safety and health of Party B according to relevant laws and regulations.

Clause 14. Party A shall provide Party B with corresponding labor conditions including work space, office equipment and facilities according to the work nature and position characteristics of Party B.

CHAPTER VI. INSURANCE BENEFITS

Clause 15. When Party B works for Party A, Party A shall purchase social insurance for Party B according to relevant regulations of the State and Beijing Municipality, and Party B shall follow the required procedures. Party A and Party B shall bear their respective costs for the insurance in accordance with relevant regulations.

Clause 16. While working for Party A, Party B may take sick leaves, annual leaves, marriage leave and bereavement leave in accordance with relevant rules and regulations of Party A.

Clause 17. If Party B fails to perform his or her normal job duties because he suffers from a professional disease or work-related injury or, for a female employee, during her pregnancy, maternity or nursing period, Party A shall follow relevant regulations of the State and Beijing Municipality.

Clause 18. If Party B is sick or suffers from a non-work related injury, Party A shall provide medical leave according to diagnostics and treatment suggestions from the hospital pursuant to relevant regulations of Party A.

Clause 19. If Party B becomes handicapped or dies as a result of a work-related injury while working for Party A, Party A shall provide appropriate compensation in accordance with relevant regulations of the State and Beijing Municipality. If Party B is sick or suffers from a non-work related injury, Party A may make a decision with respect to Party A's medical costs and wages during medical leave or compensations for handicap or death on the basis of actual circumstances and in accordance with relevant regulations of the State and Beijing Municipality.

CHAPTER VII. WORK DISCIPLINE, AWARDS AND PUNISHMENTS

Clause 20. Party B shall abide by laws and regulations and shall abide by various rules and regulations and work discipline of Party A, accept the leadership, management and education of Party A, and complete the work assigned by Party A conscientiously, responsibly and diligently.

Clause 21. Party B shall not carry out any act that may harm the image, credit or reputation of Party A; nor shall Party B harm Party A's interests for personal gain. Party A has the right to fine Party B or dismiss Party B without any severance compensation if Party B's conduct causes injury to Party A, including reputation damage, leakage of technical and trade secrets, equipment damage, loss of important data and materials, or any other losses. Meanwhile, Party A shall reserve all rights to bring lawsuits against Party B.

Clause 22. Party B shall be liable for breach in accordance with Chapter X of this Contract, if Party B intentionally or negligently causes materially adverse injuries to Party A's image, credit and reputation.

Clause 23. If Party B violates the work discipline or regulations of Party A, Party A may impose disciplinary


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punishments on Party B by giving warnings orally or in writing, or by suspending remunerations; under serious circumstances, Party A may terminate this Contract and claim liability against Party B for breach of contract pursuant to Chapter X of this Contract. Party A may impose punishment on Party B according to the regulations of Party A or even terminate the labor contract in view of the seriousness of the losses. The aforesaid conduct of Party A shall not affect Party A's rights to pursue Party B's responsibilities in accordance with the laws and this Contract.

Clause 24. Party B agrees to sign the Confidentiality, Non-Competition and Intellectual Property Rights Agreement with Party A in the Appendix of this Contract and observe the duties set forth in the Agreement. The Appendix is an integral part of this Contract and shall be equal to this Contract in legal effect. If the term of this Contract is extended, the term of the Appendix shall be extended to the same extent.

CHAPTER VIII. ALTERATION, RESCINDING, TERMINATION AND EXTENSION OF THE LABOR CONTRACT

Clause 25. If the laws, administrative regulation and rules under which this Contract is formed have changed, Party A and Party B shall revise the relevant content of this Contract according to the revised laws, regulations and rules.

Clause 26. If the objective conditions upon which this Contract is formed have changed significantly, making it impossible for this Contract to be performed, Party A and Party B may rescind this Contract through consultation.

Clause 27. If Party B is under any of the following circumstances, Party A may immediately terminate this Contract by giving Party B a notice in writing:

       27.1 Party A deems Party B unqualified;

       27.2 Party B seriously breaches this Contract or seriously violates the work discipline and regulations of Party A and Party A has sufficient reasons to terminate this Contract according to the rules and regulations of Party A or this Contract;

       27.3 Party B is seriously derelict in his or her duties, engages in fraudulent practices for personal gains, causing material harm to Party A's interests or serious damage to Party A's image, credit or reputation;

       27.4 Party B breaches the duties set forth in the Confidentiality, Non-Competition and Intellectual Property Rights Agreement signed by both Parties, resulting in substantial economic losses on Party A;

       27.5 Party B is undergoing labor re-education or is prosecuted for criminal liability.

Clause 28. Under any of the following circumstances, Party A may terminate this Contract with a thirty-day advanced notice to Party B:

       28.1 Party B suffers from an illness or a non-work related injury, and after completion of medical treatment, Party B is unable to take his or her former job or any other job assigned by Party A;

       28.2 Party B is incompetent for the job and remains incompetent after training or reassignment; 28.3 Party A and Party B fail to reach an agreement pursuant to Clause 26 of this Contract.

Clause 29. Under any of the following circumstances, Party B may terminate this Contract by notifying Party A:

       29.1 During the probation period;

       29.2 Party A forces Party B to work through violence, coercion, imprisonment, or illegal restriction of



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personal freedom;

       29.3 Party A fails to pay the remuneration in accordance with this Contract;

       29.4 Party A fails to make the social security payments for Party B as required under the law.

Clause 30. If Party B considers himself or herself unfit for the job assigned by Party A, he or she may terminate this Contract by giving Party A a three-month advanced notice, or a six-month advanced notice if Party B is a department manager or above, provided that Party B has completed the handover procedures set forth in Clause 36 of this Contract. If Party B demands to terminate this Contract in breach of this Clause 30, Party A may refuse to terminate this Labor Contract.


However, if Party B remains liable for breach of contract under Clause 31 and Clause 39 of this Contract, then Party B may not terminate this Contract in accordance with this Clause.

Clause 31. If Party A terminates this Labor Contract with Party B in accordance with Clause 28 of this Contract, Party A shall provide Party B with compensation pursuant to relevant regulations of Beijing Municipality. If Party B terminates this Labor Contract in violation of laws and regulations and the provisions of this Labor Contract or demands immediate termination of the Contract in breach of Clause 30 of this Contract, Party B shall compensate for losses suffered by Party A in accordance with Clause 39 of this Contract.

Clause 32. If Party B is under any of the following circumstances, Party A shall not terminate this Contract pursuant to Clause 28 of this Contract: 32.1 Party B suffers from any occupational disease or work-related injury and is confirmed to have lost or partially lost work ability; 32.2 Party B suffers from an illness or non-work related injury and is still under treatment; 32.3 Party B is during pregnancy, maternity or nursing period, if Party B is a female employee.

CHAPTER IX. TERMINATION AND RENEWAL OF THIS CONTRACT AND JOB HANDOVER

Clause 33. Under any of the following circumstances, this Contract shall be terminated:

       33.1 The term of this Contract has expired and either Party does not agree to renew the labor contract;

       33.2 Party B has died, completely lost capacity of disposition not as a result of an occupational disease or work-related jury, or partially lost capacity of disposition but is unable to take on the job assigned by Party A;

       33.3 Party B has reached the statutory age for retirement.

       33.4 Party B has died or is pronounced missing or dead by the People's Court.

       33.5 Party A is bankrupt or dissolved under the law.

       33.6 If any of the circumstances set forth in Clause 33.1, 33.2 and 33.5 leads to the termination of this Contract, Party A shall issue a written statement to Party B to terminate this Contract and shall follow relevant procedures.

Clause 34. Thirty (30) days prior to the expiration of this Contract, Party A shall send a written notice to Party B, informing Party B that the Labor Contract signed by both Parties is about to expire and that Party A will terminate this Contract. If Party A decides to renew the Labor Contract with Party B, Party A shall notify Party B in writing at least thirty (30) days prior to the expiration of this Contract asking Party B to come to the human resource department of Party A to renew the Labor Contract. If Party B fails to receive the renewal notice


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thirty (30) days prior to the expiration of the Labor Contract, or if Party B receives the renewal notice but fails to come to Party A to complete the renewal procedures within the time limit specified in the notice, the employment relationship between Party A and Party B shall end upon expiration of this Contract.

Clause 35. Party A and Party B may renew the Labor Contract either by entering into another labor contract upon consultation or by specifying the renewal term in the Appendix of this Labor Contract upon signature of both Parties.

Clause 36. Upon termination of this Contract, Party B shall hand over his or her job in a responsible and comprehensive manner. Party B shall hand over to the receiving person at Party A in excellent conditions all office utilities, equipment and facilities that Party B used and all files that Party B worked on while working for Party A. Otherwise, Party A shall refuse to proceed with relevant termination procedures and shall claim liability against Party B for breach of contract under Chapter X of this Contract and demand that Party pay for the liquidated damages.

Clause 37. Regardless of the reasons for terminating this Contract, Party B shall resolve all issues on pending matters through consultation with Party A before leaving the job. The shares and share options that Party B obtained shall be exercised in accordance with relevant regulations set forth by the Board of Directors of the company, and Party B shall take the initiative to consult with the company secretariat and to complete relevant procedures. Regardless of the circumstances, once Party B has settled with Party A on any unpaid salary and severance payment, there shall no longer be any unresolved issues between Party A and Party B, and Party B shall no longer be entitled to make any demand on Party A.

CHAPTER X. BREACH

Clause 38. If Party A is under any of the following circumstances, Party B is entitled to require Party A to continue performing this Contract and Party A shall be liable for breach of contract:

       38.1 Party A fails to provide the labor protection and labor conditions set forth in this Contract;

       38.2 Party A fails to provide the remuneration, insurance and welfare set forth in this Contract.

Clause 39. If Party B is under any of the following circumstances, Party A is entitled to demand that Party B pay liquidated damages to Party A:

       39.1 Party B leaves his position without permission and does not hand over the work to his successor before the expiration of this Contract and not in compliance with the conditions for terminating this Contract;

       39.2 Party B seriously violates the work discipline and rules and regulations of Party A;

       39.3 Party B is seriously derelict in his or her duties, engages in fraudulent practices for personal gains, causing material harm to Party A's interests;

       39.4 Party B breaches the duties set forth in the Confidentiality, Non-Competition and Intellectual Property Rights Agreement;

       39.5 Party B breaches the job hand-over requirement under Clause 36 of this Contract.

       The standard amount of liquidated damages shall be equal to twice of Party B's salary in the month prior to the date of the breach. If the breach has caused actual economic losses to Party A and the losses exceed the amount of liquidated damages, Party B shall be liable to Party A for the difference.

Clause 40. Party B warrants that (1) all relevant information that Party B provides to Party A, including but


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not limited to identity, address, academic credentials, work experience, and professional skills, is true; (2) Party B has terminated employment relationship with his or her previous employer before entering into this Contract. If Party B breaches the warrant under this Clause, Party A shall be entitled to rescind this Contract and demand that Party B compensate Party A for losses due to the breach.

Clause 41. If the employment relationship is terminated because Party B breaches this Contract or is dismissed by Party A, Party A shall have the right to demand that Party B pay the following expenses: (1) the expenses directly paid by Party A for hiring Party B; and (2) the training expenses paid by Party A for Party B.

CHAPTER XI. DISPUTE RESOLUTION

Clause 42. Both Parties may resolve labor disputes arising from the performance of this Contract through consultation and mediation. If such consultation and mediation fail to reach a consensus, either Party may apply for arbitration by the local arbitration commission in the place where Party A is located. Either Party may apply for arbitration directly without first going through mediation. If either Party does not accept the arbitration result, it may bring a lawsuit to the People's Court for the Haidian District, Beijing.

CHAPTER XII. NOTICE

Clause 43. The notices required or allowed under this Contract may be delivered using either of the following two methods:

       43.1 The notified Party signs the written notice issued by the notifying Party;

       43.2 The notifying Party delivers via registered mail a written notice to the notified Party at the address of the notified Party listed in this Contract.

Clause 44. If either Party A or Party B uses the aforesaid first method to deliver the written notice to the other Party, the delivery shall be deemed as completed on the date the other Party signs the notice. If either Party A or Party B uses the second aforesaid method to deliver the written notice to the other Party, the delivery shall be deemed as completed three days after the delivery.

Clause 45. If either Party A or Party B changes its mailing address, it shall inform the other Party in writing about the new address within three days after the change. Otherwise, the Party that changes its mailing address shall be liable for all resultant consequences.

CHAPTER XIII. SUPPLEMENTARY PROVISIONS

Clause 46. Any unresolved issue in this Contract shall be resolved by Party A and Party B through consultation.

Clause 47. This Contract shall take effect after Party A affixes its seal and Party B signs its name.

Clause 48. This Contract has two counterparts, with one for each Party. The two counterparts have equal legal effect.



PARTY A: CHINA FINANCE ONLINE (BEIJING) CO., LTD.     PARTY B:



Representative appointed by the company:


Date: ____/____/________                              Date: ____/____/________


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                       LABOR CONTRACT EXTENSION AGREEMENT

     Party A and Party B sign the Labor Contract No. ________ with a term from ____/____/________ to ____/____/________.

     Party A and Party B hereby reach a consensus to renew the Labor Contract No. ________. The term of the renewed contract shall start from ____/____/________ and end at ____/____/________. Upon expiration of this
Contract, both Parties shall sign a new Labor Contract.

        Except otherwise agreed upon by both Parties in writing, the rights and obligations with respect to the employment relationship between Party A and Party B shall be in compliance with the Labor Contract No. ________ and its appendices.





PARTY A: CHINA FINANCE ONLINE (BEIJING) CO., LTD.     PARTY B:



Representative appointed by the company:


Date: ____/____/________                              Date: ____/____/________